Exhibit 10.47

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) by and between 113CS, LLC a Delaware limited liability company (“Lessor”), and BLACKSTONE MANAGEMENT PARTNERS IV L.L.C., a Delaware limited liability company (“Lessee”) (collectively the “Parties”), is effective as of February 24, 2010.

WHEREAS, Lessor rightfully possesses the aircraft, equipped with engines and components as described in Exhibit A hereto, (hereinafter, individually or collectively, “Aircraft”);

WHEREAS, Lessor has engaged a qualified aircraft management company (“Manager”), to provide a fully qualified flight crew to operate the Aircraft;

WHEREAS, Lessor and Lessee desire to lease the Aircraft on a non-exclusive time-sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”);

WHEREAS, this Agreement sets forth the understanding of the Parties as to the terms under which Lessor will provide Lessee with the use, on a periodic basis, of the Aircraft, operated by Lessor; and

WHEREAS, the use of the Aircraft will at all times be pursuant to, and in full compliance with, the requirements of FAR Part 91, particularly Sections 91.501(b)(6), 91.501(c)(1), and 91.501(d);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for good and valuable consideration set forth below, the Parties agree as follows:

1. Lease of Aircraft.

Lessor agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR Sections 91.501(b)(6), 91.501(c)(1), and 91.501(d) from time to time on a non-exclusive basis and on an “as needed and as available basis” and to provide a fully-qualified flight crew for all operations pursuant to this Agreement.

2. Term and Termination.

The Term of this Agreement shall commence on the date set forth above and shall continue for one (1) year, and automatically renew for additional one (1) year periods, unless either Party provides written notice of non-renewal at least ten (10) days prior to the applicable renewal period. Either Party may terminate this Agreement with respect to any or all of the Aircraft for any reason upon written notice to the other, such termination to become effective ten (10) days from the date of the notice. If not terminated prior to February 25, 2025 this Agreement shall automatically terminate on February 25, 2025.

3. Use of Aircraft.

(a) Lessee may use the Aircraft from time to time for any and all purposes allowed by FAR Section 91.501(b)(6). The Aircraft shall be available to Lessee at all times other than when it is (a) previously scheduled by Lessor or any other operator or time share lessee or (b) otherwise unavailable, such as due to maintenance. Lessee’s use shall include the use of the Aircraft by its employees and guests. Lessee shall not accept any compensation or reimbursement whatsoever for any flight conducted under this Agreement.

(b) Lessor, through its agreement with Manager, shall provide to Lessee a qualified flight crew for each flight undertaken pursuant to this Agreement.

4. Lessee’s Representations.

(a) Lessee represents, warrants and covenants to Lessor that:

(i) Lessee will use the Aircraft for and on its own account only and will not use the Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire.

(ii) Lessee shall not, directly or indirectly, create or incur any kind of lien or security interest on or affecting the Aircraft or do anything or take any action that results in the creation of such a lien, and Lessee shall, at its own expense, promptly take such action as may be necessary to discharge any such lien.

(iii) During the term of this Agreement, Lessee will abide by, and conform to, all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee.

5. Scheduling.

(a) Lessee shall provide Lessor, or a person designated by Lessor, with notice of its desire to use the Aircraft pursuant to this Agreement and provide proposed flight schedules as far in advance of any given flight as possible, and in any case, at least four (4) hours in advance of Lessee’s planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon, by the Parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure, as required by the Lessor or Lessor’s flight crew:

1. proposed departure point;

2. destination;

3. date and time of flight;

4. the number and identity of anticipated passengers;

5. the nature and extent of luggage and/or cargo to be carried;

6. the date and time of return flight, if any; and

7. any other information concerning the proposed flight that may be required by Lessor or Lessor’s flight crew.

(b) Lessor shall have final authority over the scheduling of the Aircraft and each use of the Aircraft by the Lessee shall be subject to Lessor’s prior written approval, which may be by e-mail.

(c) Lessee agrees that when, in the reasonable view of Lessor, Manager or the pilots of the Aircraft, safety may be compromised, Lessor or the pilots may terminate a flight, refuse to commence a flight, or take other action necessitated by such safety considerations without liability for loss, injury, damage, or delay.

(d) Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and pilots pursuant to this Agreement for any reason.

6. Maintenance.

(a) Lessor shall be solely responsible for securing maintenance, preventive maintenance, and required or otherwise necessary inspections on the Aircraft and shall take such requirements into account in scheduling flights of the various Aircraft.

(b) In the event of a loss or casualty occurrence, Lessor shall not be required to repair the Aircraft. If any of the Aircraft become unavailable due to loss or casualty, either Party shall have the right to terminate this Agreement with respect to such Aircraft by written notice to the other Party.

7. Expenses for Use of Aircraft.

(a) In exchange for use of the Aircraft, for each flight undertaken pursuant to this Agreement, Lessee shall pay Lessor the direct operating costs of the Aircraft as authorized by FAR Section 91.501(d) as it may be amended from time to time. As of the date hereof, as provided in FAR Section 91.501(d), those direct operating costs shall be limited to the following actual expenses for each use of the Aircraft:

(1) Cost of fuel, oil, lubricants and other additives;

(2) Travel expenses of the crew, including food, lodging, and ground transportation;

(3) Hangar and tie-down costs away from the Aircraft’s base of operation;

(4) Insurance obtained for the specific flight;

(5) Landing fees, airport taxes, and similar assessments;

(6) Customs, foreign permit, and similar fees directly related to the flight;

(7) In-flight food and beverages;

(8) Passenger ground transportation;

(9) Flight planning and weather contract services; and.

(10) An additional charge equal to one hundred percent of the expenses listed in sub-paragraph (1) of this Section.

8. Taxes for Use of Aircraft and Reimbursement for Expenses.

The Parties acknowledge that, with the exception of the expenses for in-flight food and beverages and passenger ground transportation, the payment of expenses set forth in Section 7 hereof is subject to the federal excise tax imposed under Section 4261 of the Internal Revenue Code, and any segment and landing fees associated with such flight(s). Lessee shall reimburse Lessor for such expenses and shall pay to Lessor the amount of such taxes within thirty (30) days of receipt of the applicable invoice as provided for in Section 9 hereof. Lessor agrees to collect and remit to the Internal Revenue Service, for the benefit of Lessee, all such federal excise taxes.

9. Invoicing and Payment.

Lessor will pay all expenses related to the operation of each Aircraft when incurred and will provide quarterly invoices to Lessee for the expenses enumerated in Section 7 and Section 8 above. Lessee shall pay Lessor for these expenses within thirty (30) days after receipt of the related invoice.

10. Insurance.

The risk of loss during the period when any Aircraft is operated on behalf of Lessee under this Agreement shall remain with Lessor, and Lessor will retain all rights and benefits with respect to the proceeds payable under policies of hull insurance maintained by Lessor that may be payable as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement. Lessee and its members, officers and directors shall be named as additional insureds on liability insurance policies maintained by Lessor on the Aircraft with respect to flights conducted pursuant to this Agreement. The liability insurance policies on which Lessee and Lessee’s members, officers and directors are named additional insureds shall provide that as to Lessee and Lessee’s members’, officers’ and directors’ coverage shall not be invalidated or adversely affected by any action or inaction, omission or misrepresentation by Lessor or any other person (other than Lessee). Any hull insurance policies maintained by Lessor on any Aircraft used by Lessee under this Agreement shall include a waiver of any rights of subrogation of the insurers against Lessee and Lessee’s members, officers and directors.

11. Indemnity.

Lessor assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of any Aircraft. Lessor shall release, indemnify, defend and hold harmless Lessee and its respective officers, directors, partners, employees, shareholders from and against any and all losses, liabilities, claims, judgments, damages, fines, penalties, deficiencies and expenses (including, without limitation, reasonable attorneys fees and expenses) incurred or suffered by Lessee on account of a claim or action made or instituted by a third person arising out of or resulting from operations of any Aircraft hereunder and/or any services provided by Lessor to Lessee hereunder, except to the extent attributable to the gross negligence or willful misconduct of Lessee or Lessee’s guests on any Aircraft.

This Section 11 shall survive termination of this Agreement.

12. No Warranty.

NEITHER LESSOR (NOR ITS AFFILIATES OR AGENTS) MAKES, HAS MADE, OR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS,

QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS.

13. Operational Control.

“Operational Control” means the exercise of authority over initiating, conducting, or terminating a flight, subject to the pilot-in-command’s authority for all safety of flight matters. It includes the authority to determine when the Aircraft shall be operated, where it shall be operated, and the passengers and/or cargo who or which shall be carried. IT IS HEREBY AGREED AND ACKNOWLEDGED BETWEEN LESSOR AND LESSEE THAT DURING ALL PHASES OF FLIGHTS CONDUCTED UNDER THIS AGREEMENT, LESSOR SHALL RETAIN AND HAVE (I) OPERATIONAL CONTROL OF THE AIRCRAFT, AND (II) POSSESSION, COMMAND AND CONTROL OF THE AIRCRAFT. In addition, Lessor further acknowledges operational control by exercising Lessor’s authority over initiating, conducting and terminating each flight.

14. Governing Law.

THE PARTIES HERETO ACKNOWLEDGE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO ITS CHOICE OF LAWS RULES).

15. Entire Agreement; Amendment.

This Agreement sets forth the entire agreement between the Parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may only be amended, modified or supplemented in whole or in part at any time by an agreement in writing between the Parties executed in the same manner as this Agreement

16. Supersedes Prior Agreements.

This Agreement expressly supersedes any prior written or oral understandings or agreements between the Parties with respect to any Aircraft.

17. Notices and Communications.

Unless otherwise expressly designated by the Parties, all notices or other communications delivered or given hereunder shall be in writing and shall be deemed to be duly given if sent by certified or registered mail, return receipt requested, or in the event of an emergency, by telegraph, e-mail, or telecopy, as follows:

If to Lessor: 113CS, LLC Waterbury-Oxford Airport 288 Christian St. Suite 10 Oxford, CT 06478	If to Lessee BLACKSTONE MANAGEMENT PARTNERS IV L.L.C. 345 Park Avenue New York, NY 10154
Attn.: John A Magliano Telephone: (212)583-5794 Facsimile: (212) 583-5692 E-Mail: Magliano@blackstone.com	Attn.: John A. Magliano Telephone: (212) 583-5794 Facsimile: (212) 583-5692 E-Mail: Magliano@blackstone.com

18. Successors and Assigns.

Neither this Agreement nor any Party’s interest herein shall be assignable to any other Party whatsoever. This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their heirs, representatives and successors.

19. Severability.

If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

20. No Waiver.

The failure of a Party to require performance of any provision of this Agreement shall in no way affect that Party’s right thereafter to enforce such provision nor shall the waiver by a Party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

21. Base of Operations.

For purposes of this Agreement, the base of operation of the Aircraft is Waterbury-Oxford Airport, Oxford, Connecticut; provided, that such base may be changed by Lessor at any time during the term hereof.

22. Counterparts.

This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

23. Truth-in-Leasing.

The Lessee shall mail a copy of this Agreement for and on behalf of both Parties to: Flight Standards Technical Division, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours of its execution, as provided by FAR 91.23(c)(1).

Lessor agrees to comply with the notification requirements of FAR Section 91.23 by notifying by telephone or in person the FAA Flight Standards District Office nearest the airport from which the first flight under this Agreement with respect to each Aircraft shall originate at least forty-eight (48) hours prior to such first flight and to place a copy of this Agreement on each Aircraft prior to the first flight conducted under this Agreement for such Aircraft.

(a) LESSOR CERTIFIES THAT EACH AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE TWELVE MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF PART 91, OF THE FEDERAL AVIATION REGULATIONS AND THAT ALL APPLICABLE REQUIREMENTS FOR EACH AIRCRAFT’S MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET AND ARE VALID FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b) LESSOR, WHOSE ADDRESS APPEARS IN SECTION 16 HEREOF AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER AN AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

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IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed on February 24, 2010.

113CS, LLC as Lessor

/s/ John A. Magliano
Name: John A. Magliano Title: Secretary

BLACKSTONE MANAGEMENT PARTNERS IV L.L.C. as Lessee

By: Blackstone Holdings I L.P., its Sole Member

By: Blackstone Holdings I/II GP Inc., its General Partner

/s/ John A. Magliano
Name: John A. Magliano Title: Assistant Secretary

EXHIBIT A

Aircraft 1

Aircraft Make and Model:	Gulfstream G-IV
Aircraft Serial Number:	1049
Engines Make and Model:	Rolls-Royce TAY MK 610-8
Engine Serial Numbers:	16205 (left); 16206 (right)

Aircraft 2*

Aircraft Make and Model:	Bombardier Global Express XRS
Aircraft Serial Number:	9354
Engines Make and Model:	Rolls-Royce BR710
Engine Serial Numbers:	12821 (left) and 12822 (right)

*	This Agreement shall be effective with respect to Aircraft 2 upon the date this Aircraft 2 is acquired by Lessor.